Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

The Bank of New York Mellon

(Exact name of trustee as specified in its charter)

New York	13-5160382
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. Employer Identification No.)

240 Greenwich Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Legal Department

The Bank of New York Mellon

240 Greenwich Street

New York, NY 10286

(212) 635-1270

(Name, address and telephone number of agent for service)

Petróleo Brasileiro S.A. – Petrobras

(Exact name of obligor as specified in its charter)

The Federative Republic of Brazil	N/A/
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Avenida República do Chile, 65 20031-912 – Rio de Janeiro – RJ 700 Brazil	N/A
(Address of principal executive offices)	(Zip code)

Petrobras Global Finance B.V.

(Exact name of obligor as specified in its charter)

The Netherlands	N/A/
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Weena 762 3014 DA – Rotterdam - The Netherlands	N/A
(Address of principal executive offices)	(Zip code)

5.093% Global Notes Due 2030

Guaranty of 5.093% Global Notes Due 2030

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Superintendent of Banks of the State of New York Federal Reserve Bank of New York Federal Deposit Insurance Corporation New York Clearing House Association	One State Street, New York, N.Y. 10004-1417 and Albany, N.Y. 12203 33 Liberty Plaza, New York, N.Y. 10045 550 17th Street, N.W., Washington, D.C. 20429 New York, N.Y. 10005

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	-	A copy of the Organization Certificate of The Bank of New York Mellon (formerly The Bank of New York (formerly Irving Trust Company)) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672, Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637, Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121195 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152735.)

4.	-	A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 with Registration Statement No. 333-207042.)

6.	-	The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-188382.)

7.	-	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the Trustee, The Bank of New York Mellon, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 2nd day of July, 2020.

THE BANK OF NEW YORK MELLON

By:	/s/ Francine Kincaid
	Name:	Francine Kincaid
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON

of 240 Greenwich Street, New York, N.Y. 10286
And Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System, at the close of business March 31, 2020, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

ASSETS	Dollar amounts in thousands

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	4,072,000
Interest-bearing balances	165,889,000
Securities:
Held-to-maturity securities	37,050,000
Available-for-sale securities	99,180,000
Equity securities with readily determinable fair values not held for trading	56,000
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	0
Securities purchased under agreements to resell	13,340,000
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases held for investment	32,279,000
LESS: Allowance for loan and lease losses	124,000
Loans and leases held for investment, net of allowance	32,155,000
Trading assets	6,612,000
Premises and fixed assets (including capitalized leases)	2,967,000
Other real estate owned	1,000
Investments in unconsolidated subsidiaries and associated companies	1,680,000
Direct and indirect investments in real estate ventures	0
Intangible assets:	6,963,000
Other assets	17,072,000
Total assets	387,037,000

LIABILITIES

Deposits:
In domestic offices	207,668,000
Noninterest-bearing	96,706,000
Interest-bearing	110,962,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	130,088,000
Noninterest-bearing	3,997,000
Interest-bearing	126,091,000
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	524,000
Securities sold under agreements to repurchase	3,654,000
Trading liabilities	5,061,000
Other borrowed money: (includes mortgage indebtedness and obligations under capitalized leases)	3,415,000
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	9,664,000
Total liabilities	360,074,000

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,135,000
Surplus (exclude all surplus related to preferred stock)	11,489,000
Retained earnings	15,814,000
Accumulated other comprehensive income	-1,475,000
Other equity capital components	0
Total bank equity capital	26,963,000
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	26,963,000
Total liabilities and equity capital	387,037,000

I, Michael Santomassimo, Chief Financial Officer of the above-named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

Michael Santomassimo
Chief Financial Officer

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

Thomas P. Gibbons Samuel C. Scott Joseph J. Echevarria	Directors